Exhibit 99.1
CONNETICS REPORTS PRELIMINARY RESULTS FOR FIRST QUARTER 2006
Company to Restate Past Financial Results to Reflect Increased Rebate Reserve
Adjusts 2006 Financial Guidance Due to Increased Product Competition
PALO ALTO, Calif. (May 3, 2006) – Connetics Corporation (Nasdaq: CNCT), a specialty pharmaceutical company that develops and commercializes dermatology products, today announced preliminary financial results for the first quarter of 2006 and its plans to restate financial results for prior periods.
First Quarter Results
On a preliminary basis, net income for the first quarter ended March 31, 2006 was $0.8 million, or $0.02 earnings per share on a diluted basis, including stock-based compensation expense of $1.6 million, or $0.05 per diluted share, reflecting the adoption of SFAS 123R, accounting for stock-based compensation, as of January 1, 2006. On a non-GAAP basis excluding stock-based compensation, net income for the first quarter of 2006 was $2.4 million, or $0.07 per diluted share.
Total revenues for the first quarter of 2006 were $47.7 million, including Soriatane® sales of $19.0 million, OLUX® sales of $14.1 million, Evoclin® sales of $8.0 million and Luxíq® sales of $6.2 million. Royalty and contract revenues for the quarter were $0.4 million. These revenue amounts reflect the Company’s preliminary application of the revised rebate accounting described below.
Selling, general and administrative (SG&A) expenses for the first quarter of 2006 were $30.8 million. SG&A expenses included costs for the Company’s new pediatric sales organization which was acquired in the first quarter, and stock-based compensation of $1.3 million. Research and development (R&D) expenses for the first quarter of 2006 were $8.4 million, reflecting the Company’s late-stage clinical and regulatory activities, including the user fee for the NDA submission for Primolux™ and Extina® clinical costs, as well as stock-based compensation of $349,000.
During the first quarter of 2006, the Company repurchased approximately 143,100 shares of its common stock for approximately $2.2 million, under its $50 million share repurchase program authorized in 2005. As of March 31, 2006, Connetics had cash and investments, including restricted cash of $248.3 million.
Restatement of Prior Periods to Adjust Rebate Reserves
Rebates are contractual discounts offered to government programs and to private health plans that are eligible for rebates at the time prescriptions are dispensed, subject to various conditions. The Company records quarterly reserve provisions for rebates by estimating rebate liability for product sold taking into consideration a number of factors including timing and terms of managed care contracts, time to process rebates, product pricing, sales volumes, units held by distributors and prescription trends. Upon review, the Company has concluded that the rebate rates and method used to calculate the rebate liability in prior periods did not fully capture the impact of these factors, and estimates that the cumulative impact of the change as of December 31, 2005 is approximately $8.0 million to $9.0 million. The estimated increased rebate reserve amount represents approximately 1.7% of cumulative total reported net sales for Connetics’ four products.
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By recording the additional rebate reserve to the balance sheet, aggregate historic net sales will be reduced by the amount of the reserve provision and net income and earnings per share will be reduced as well. A full analysis is underway to determine in which past periods the adjustment should be recorded and the amount of each such adjustment. Connetics is analyzing the restatement adjustments, and the estimated increased reserve amount described above is preliminary and subject to audit. The estimated increased rebate provision does not take into account any other potential adjustments in prior years that might arise. Connetics will file its Form 10-Q for the first quarter of 2006 with finalized first quarter results as well as its restated financial statements in amendments to prior reports with the Securities and Exchange Commission as soon as is practicable; the final reserve amount and the impact on prior-period revenues, net income and earnings per share will be available in these filings. The Form 10-Q for the first quarter of 2006 will be filed immediately after the restated prior year filings are amended.
In light of the restatement, investors should rely on Connetics’ forthcoming restated financial statements and other financial information rather than previously filed financial statements and other financial information.
Business Highlights
“We had a busy and productive first quarter hitting all-time prescription highs with Evoclin, submitting a New Drug Application (NDA) for Primolux and licensing a new product technology for development,” said Thomas G. Wiggans, Chief Executive Officer of Connetics. “In addition, we completed our acquisition of a pediatric sales force, which is now trained and in the field promoting Evoclin and Luxiq. While we have experienced increased pressure from recent competitive product launches, we remain focused on commercial success with our four marketed brands. We also are committed to product development, and our current product pipeline is larger than at any time in the Company’s history. We currently have more than 10 products in development, with three having the potential to be approved and launched during the coming 18 months. Clearly a short-term priority is to file our restated financial results, but the revised accounting does not affect our underlying business model or growth prospects.”
Significant activities in the first quarter of 2006 and subsequent weeks included:
•	Acquiring the 80 territory sales organization of PediaMed Pharmaceuticals, Inc. This strategic acquisition leverages Connetics’ commercial portfolio into an important market where the Company previously had limited presence, and expands its sales force to approximately 200 representatives calling on dermatologists and pediatricians.
•	In-licensing technology rights for a potential treatment for hyperhidrosis (excessive sweating), and initiating a formulation development program utilizing this technology.
•	Submitting a Citizen Petition to the U.S. Food and Drug Administration (FDA) requesting that any generic products that reference Soriatane (acitretin) meet several criteria in addition to rigorous bioequivalency testing prior to approval.
•	Submitting an NDA to the FDA for Primolux™, a super-high potency topical steroid for the treatment of psoriasis and atopic dermatitis, formulated with 0.05% clobetasol propionate in the Company’s proprietary VersaFoam-EF™ emulsion foam delivery vehicle.
•	Receiving issuance of a second U.S. patent that covers Connetics’ emulsion foam vehicle. This newly issued patent, along with one issued in 2004, provides patent protection for products incorporating Connetics’ VersaFoam-EF formulation. Desilux™ and Primolux are based on the VersaFoam-EF technology. An NDA has been submitted for each product.
•	Presenting eight posters at the American Academy of Dermatology’s 64th annual meeting, demonstrating Connetics commitment to innovation, and the depth and breadth of its development
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capability.
•	Also, in January 2006 technology developed by Connetics was approved for sale. Pfizer received FDA approval for Men’s Rogaine® (minoxidil, 5%) foam using Connetics’ VersaFoam® technology. Connetics anticipates receiving initial royalties from sales of this product beginning in late 2006.
Financial Guidance
For the second quarter of 2006, Connetics projects total revenues of $50.5 million to $52.5 million. Second quarter operating expenses, including depreciation, are projected to be in the range of $37 million to $38 million. Connetics projects earnings per share on a diluted basis for the second quarter of 2006 of $0.07 to $0.09, including an estimated $1.6 million or approximately $0.04 per diluted share impact from expensing stock-based compensation. Non-GAAP diluted EPS for the second quarter of 2006 excluding expense for stock-based compensation is projected to be in the range of $0.11 to $0.13.
Based on information currently available to the Company, Connetics is lowering 2006 revenue guidance. Total revenues are now expected to be $211 million to $217 million, compared with prior guidance of $221 million to $225 million, reflecting increased competition in the psoriasis market. Total operating expenses for 2006, including depreciation, are unchanged and projected to be between $146 million and $148 million. Diluted EPS for 2006 is projected to be in the range of $0.44 to $0.50, including an estimated $6.8 million or $0.17 per diluted share in stock-based compensation expense. This diluted EPS forecast assumes a 38% tax rate and a diluted “If-Converted” share count of approximately 39.7 million shares. This compares with previous guidance for 2006 diluted EPS of $0.49 to $0.53. Non-GAAP diluted EPS for 2006 excluding the expense for stock-based compensation is projected to be in the range of $0.61 to $0.67, compared with prior guidance of $0.67 to $0.71. This financial guidance reflects the Company’s preliminary application of the new accounting methodology for rebate reserves.
The Company’s financial guidance is based on a number of factors involving estimates and assumptions, and changes in these factors would affect actual future results. These factors include, among others, current and projected prescription information; sales trend data of the Company’s products; the potential generic availability of, and competitive threats to, the Company’s products; size, reach and call frequency of the Company’s selling organization; status, timing and progression of the Company’s development projects; current and projected spending levels to support sales, marketing, development and administrative activities; and other risk factors discussed in Connetics’ publicly filed documents. The above guidance does not take into account the potential impact of other components of Connetics’ growth strategy, including possible future acquisitions of products, businesses and/or technologies.
Conference Call
Connetics management will host a conference call to discuss the Company’s financial performance today at 4:30 p.m. Eastern time/1:30 p.m. Pacific time. To participate in the live call, domestic callers should dial (888) 328-2575, international callers should dial (706) 643-0459 or the web cast can be accessed from the investor relations section of the Company’s website at www.connetics.com. A telephone replay can be accessed for 48 hours beginning today at 6:30 p.m. Eastern time/3:30 p.m. Pacific time by dialing (800) 642-1687 from the U.S., or (706) 645-9291 from outside the U.S. The Conference ID# is 8090667. The internet replay of the call will be available for 30 days at www.connetics.com.
About Connetics
Connetics Corporation is a specialty pharmaceutical company focused on the development and commercialization of innovative therapeutics for the dermatology market. Connetics has branded its proprietary foam drug delivery vehicle VersaFoam®. The Company’s marketed products are OLUX® (clobetasol propionate) Foam, 0.05%; Luxiq® (betamethasone valerate) Foam, 0.12%; Soriatane® (acitretin) capsules; and Evoclin® (clindamycin) Foam, 1%. Connetics is developing Desilux™ (desonide) VersaFoam-EF, 0.05%, a low-potency topical steroid formulated to treat atopic dermatitis; Primolux™ (clobetasol propionate) VersaFoam-EF, 0.05%, a super high-potency topical steroid formulation to treat atopic dermatitis and plaque psoriasis; Extina® (ketoconazole) VersaFoam-HF, 2%, to
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treat seborrheic dermatitis; and Velac® (a combination of 1% clindamycin and 0.025% tretinoin) Gel, to treat acne. Connetics’ product formulations are designed to improve the management of dermatological diseases and provide significant product differentiation. In Connetics’ marketed products, these formulations have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance. For more information about Connetics and its products, please visit www.connetics.com.
Note: Rogaine® is a registered trademark of Pfizer, Inc. (formerly Pharmacia Corporation). Nothing in this press release should be construed to reflect commercial timing for this product.
Forward Looking Statements
Except for historical information, this press release includes “forward-looking statements” within the meaning of the Securities Litigation Reform Act. In particular, there can be no assurances as to when Connetics will be able to complete its restatement and file restated financial statements and amended reports with the Securities and Exchange Commission or the potential effects of any delays in such filings. All statements included in this press release that address activities, events or developments that Connetics expects, believes or anticipates will or may occur in the future, including, particularly, statements about its restatement and amended Securities and Exchange Commission filings, sales growth of its product portfolio, revenues resulting from product sales and global licenses, the timing and impact of approvals, earnings estimates, future financial performance and financial guidance, are forward-looking statements. All forward-looking statements are based on assumptions made by Connetics’ management based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond Connetics’ control, and which could cause actual results or events to differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks and other factors that are discussed in documents filed by Connetics with the Securities and Exchange Commission from time to time, including Connetics’ Annual Report on Form 10-K for the year ended December 31, 2005. Forward-looking statements represent the judgment of the Company’s management as of the date of this release, and Connetics disclaims any intent or obligation to update any forward-looking statements.

Contacts:
Connetics Corporation	Lippert/Heilshorn & Associates
John Higgins, CFO	Don Markley or Bruce Voss
(650) 843-2800	(310) 691-7100
jhiggins@connetics.com	dmarkley@lhai.com
Press Release Code: CNCT-F
Tables Follow
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CONNETICS CORPORATION
Preliminary Condensed Consolidated Statement of Operations
(In thousands, except share and per share amounts)
(Unaudited)

Three Months
Ended March 31
2006
Revenues:
Product	$47,267
Royalty and contract	394

Total revenues	47,661

Operating costs and expenses:
Cost of product revenues	3,700
Research and development	8,417
Selling, general and administrative	30,812
Amortization of intangible assets	3,902

Total operating costs and expenses	46,831

Income from operations	830

Interest and other income (expense), net	429
Provision for income taxes	(491)

Net income	$768

Net income per share:
Basic	$0.02

Diluted	$0.02

Shares used to calculate net income per share:
Basic	33,646

Diluted	35,076

CONNETICS CORPORATION
Reconciliation of GAAP to Non-GAAP Earnings Per Share
(In thousands, except share and per share amounts)
(Unaudited)
     On January 1, 2006, we adopted SFAS 123(R) and recorded stock-based compensation expense during the three months ended March 31, 2006. The table below presents net income excluding stock-based compensation, which is a Non-GAAP measure used by the Company when evaluating its financial results as well as for internal planning and forecasting purposes. This Non-GAAP measure should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP. The following is a reconciliation of our GAAP and non-GAAP net income (in thousands, except per share amounts):

Net income (GAAP)	$768

Stock-based compensation expense:
Selling, general and administrative	1,279
Research and development	349

Total stock-based compensation expense	1,628

Net income excluding stock-based
Compensation expense (Non-GAAP) (1)	$2,396

Shares used in per share calculation – diluted (Non- GAAP)	35,076

Net income per share – diluted, excluding stock-based Compensation expense (Non-GAAP)	$0.07

(1)	Due to the Company’s deferred tax assets being offset by a valuation allowance, there is no tax impact from the stock-based compensation expense.

CONNETICS CORPORATION
Preliminary Condensed Consolidated Balance Sheet
(In thousands)
(Unaudited)

March 31,
2006
Assets
Assets:
Cash, cash equivalents and investments	$244,198
Restricted cash	4,059
Accounts receivable and other current assets	46,366
Other intangible assets, net	123,697
Property and equipment, net	14,296
Other long-term assets	11,981

Total assets	$444,597

Liabilities and Stockholders’ Equity
Liabilities and stockholders’ equity:
Current liabilities (1)	$48,700
Long-term liabilities	290,526
Stockholders’ equity (1)	105,371

Total liabilities and stockholders’ equity	$444,597

(1)	Current Liabilities have been increased and Stockholders’ Equity has been decreased by $8.5 million, the mid-point of the $8.0 million to $9.0 million estimate for increased rebate reserves, compared to the December 31, 2005 Balance Sheet included in the filed 2005 Form 10-K. This preliminary number represents an estimate of the incremental rebate reserve and related cumulative net income impact as of December 31, 2005.
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